Exhibit 10.63

FGDI LLC

AN FCSTONE GROUP, INC. COMPANY

PO Box 149, 19901 N. Dixie Highway

Bowling Green, OH 43402 (419) 373-6311

FGDI Incentive Plan

The purpose of the incentive plan is to provide additional salary flow to the revenue-producing employees of FGDI and also allow support and administrative personnel to participate in the wealth of the company through a discretionary bonus program.

The monetary distributions are unrestricted to revenue producing employees and capped for support and administrative employees at a maximum of 50% of the employees’ annual salary or wage.

Distributions Will be determined as follows:

FGDI – President & CEO:	See Schedule I

FGDI – Chief Financial Officer:	See Schedule II

FGDI – Executive VP & COO:	See Schedule II

Individual FGDI office pool allocation:	See Schedule III

Designated office managers:	See Schedule III

The President & CEO of FGDI will administrate this program and make adjustments or modifications as needed.

The Chairman of the FGDI management committee will be responsible for review and administration of the FGDI- President & CEO.

Paul Anderson	Steve Speck

/s/ Paul Anderson	/s/ Steve Speck
Chairman – FGDI management committee	FGDI – President & CEO

Dated: August 1, 2003

Schedule I

FGDI – President & CEO:	8.5% of FGDI income before overhead and taxes